8-K Exhibit-16.(ii)



                                    J.D. Elliott & Co., P.C.

                                    8685 Sheridan Drive

                                    Williamsville, NY  14221-6399






April 13, 1998





Douglas P. Taylor, President
Taylor Devices, Inc.
90 Taylor Drive
P.O. Box 0748
North Tonawanda, NY  14120-9922

Dear Mr. Taylor:

This is to confirm that the client-auditor relationship between Taylor Devices, Inc. (Commission File Number 0-3498) and J.D.
Elliott & Co., P.C. has ceased.

                                  Very truly yours,

                                  /s/J.D. Elliott & Co., P.C.
                                     J.D. Elliott & Co., P.C.


cc:  Office of the Chief Accountant
       SECPS Letter File
       Securities and Exchange Commission
       Mail Stop 9-5
       450 5th Street, NW
       Washington, DC  20549